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                                   EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference of our report dated January 23, 1997, except for Note 17, as to which the date is January 29, 1997, with respect to the consolidated financial statements and schedule of The Sherwin-Williams Company included in the Annual Report (Form 10-K) for the year ended December 31, 1996, in the following registration statements and related prospectuses:

REGISTRATION
   NUMBER                           DESCRIPTION
------------     --------------------------------------------------------------
333-01093        The Sherwin-Williams Company Form S-3 Registration Statement
333-00725        The Sherwin-Williams Company Form S-4 Registration Statement
33-64543         The Sherwin-Williams Company Form S-3 Registration Statement
33-62229         The Sherwin-Williams Company Employee Stock Purchase and
                 Savings Plan Form S-8 Registration Statement
2-80510          Post-Effective Amendment Number 5 to Form S-8 Registration
                 Statement relating to The Sherwin-Williams Company Employee
                 Stock Purchase and Savings Plan
33-52227         The Sherwin-Williams Company 1994 Stock Plan Form S-8
                 Registration Statement
33-28585         The Sherwin-Williams Company 1984 Stock Plan Form S-8
                 Registration Statement
33-22705         The Sherwin-Williams Company Form S-3 Registration Statement

Cleveland, Ohio
March 10, 1997

                                                   ERNST & YOUNG LLP

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